                                                                  Exhibit (h)(4)


                           ADMINISTRATION AGREEMENT

     AGREEMENT made as of the 1st day of June, 1999 by and between Harding, Loevner Funds, Inc., a corporation organized under the laws of Maryland (the "Fund"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank");

     WHEREAS, the Fund is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate portfolios listed on Appendix A hereto (as such Appendix A may be amended from
                     ----------                 ----------
time to time) (each a "Portfolio" and collectively, the "Portfolios"); and

     WHEREAS, the Fund desires to retain the Bank to render certain administrative services to the Fund and the Bank is willing to render such services;

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1.   Appointment.   The Fund hereby appoints the Bank to act as
          ------------
Administrator of the Fund on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2.   Delivery of Documents.   The Fund has furnished the Bank with copies
          ----------------------
properly certified or authenticated of each of the following:

          (a) Resolutions of the Fund's Board of Directors authorizing the appointment of the Bank to provide certain administrative services to the Fund and approving this Agreement;

          (b) The Fund's incorporating documents filed with the State of Maryland on July 31, 1996 and all amendments thereto (the "Articles");

          (c)  The Fund's by-laws and all amendments thereto (the "By-Laws");

          (d) The Fund's material agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

          (e) The Fund's most recent Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto;

          (f) The Fund's most recent prospectus and statement of additional information (the "Prospectus"); and

          (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

          The Fund will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify the Bank as soon as possible of any matter which the Fund is aware would materially affect the performance by the Bank of its services under this Agreement.

     3.   Duties of Administrator.
          ------------------------

          (a) Subject to the supervision and direction of the Board of Directors of the Fund, the Bank, as Administrator, will assist in conducting various aspects of the Fund's administrative operations and undertakes to perform the services described in Appendix B hereto. The Bank may, from time to
                                  ----------
time, perform additional and/or modified duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties. At such
                              ----------
time, the fee schedule included in Appendix C hereto shall be appropriately
                                   ----------
amended, if necessary.

          (b) In performing all services under this Agreement, the Bank shall act in conformity with the Fund's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Fund's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion under this Agreement over the Fund's assets or choice of investments. Not in limitation of the foregoing, the Bank will perform all of its obligations under this Agreement in accordance with applicable law.

     4.   Duties of the Fund.
          -------------------

          (a) The Fund is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

          (b) The Fund agrees to make its legal counsel reasonably available to the Bank for such counsel's legal opinion with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Fund further agrees that the Bank shall be entitled to rely on such legal opinion without further investigation on the part of the Bank.

     5.   Fees and Expenses.
          ------------------

          (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Fund will compensate the Bank in accordance with the fee schedule attached as Appendix C
                                                                    ----------
hereto. Such fees do not include out-of-pocket disbursements (as delineated on such attached fee schedule, or such other expenses as may be specifically approved for reimbursement by the Fund in writing ) of the Bank, for which the Bank shall be entitled to bill the Fund separately and for which the Fund shall reimburse the Bank.

          (b) The Bank shall not be required to pay any expenses incurred by the Fund.

     6.   Representations and Warranties of the Bank.  The Bank represents and
          -------------------------------------------
warrants to the Fund that:

          (a) The Bank is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

          (b) The Bank is empowered under applicable laws and by its charter and by-laws to enter into and perform this Agreement.

          (c) All requisite corporate proceedings have been taken to authorize the Bank to enter into and perform this Agreement.

          (d) The Bank has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

     7.   Representations and Warranties of the Fund.   The Fund represents and
          -------------------------------------------
warrants to the Bank that:

          (a) The Fund is a corporation duly organized and existing and in good standing under the laws of the State of its incorporation as set forth in the preamble hereto.

          (b) The Fund is empowered under applicable laws and by its Articles and By-Laws to enter into and perform this Agreement.

          (c) All requisite corporate proceedings have been taken to authorize the Fund to enter into and perform this Agreement.

          (d) The Fund is a open-end investment company registered under the 1940 Act.

     8.   Records.  The Bank acknowledges that all records maintained by the
          --------
Bank on behalf of the Fund remain the property of the Fund and shall be surrendered by the Bank upon any termination of this Agreement. The Bank shall preserve, for the periods prescribed in Rule 31a-2 under the 1940 Act and as otherwise may be required by law, the records required to be maintained by Rule 31a-1 under the 1940 Act.

     9.   Indemnification by the Bank.  The Bank shall indemnify and hold the
          ----------------------------
Fund harmless from and against any and all losses, damages, costs, charges, legal fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by the Bank as a result of the Bank's lack of good faith, gross negligence, willful misconduct, knowing violation of law or fraud.

     10.  Limitation of Liability.
          ------------------------

          (a) The Bank and its directors, officers, employees and agents (collectively, the "Indemnified Parties") shall not be liable to the Fund or any third party for, and the Fund shall indemnify the Indemnified Parties against and hold them harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable legal fees and expenses) (collectively, "Losses") arising in connection with the performance of the Bank's obligations and duties under this Agreement, except Losses resulting from willful misfeasance, bad faith or negligence in the Bank's performance of such obligations and duties, or by reason of the Bank's reckless disregard thereof. Without limiting the foregoing, neither the Bank nor the Indemnified Parties shall be liable to the Fund for, and the Bank and the Indemnified Parties shall be indemnified by the Fund against, any and all Losses resulting from any of the following:

          (i) Any act or omission of the Fund, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions;

          (ii) Any act or omission by the Bank or any Indemnified Party in good faith reliance upon the terms of this Agreement, any officer's certificate signed by any two officers of the Fund, or any resolution of the Board of the Fund; or

          (iii) The offer or sale of Shares by the Fund in violation of (x) any requirement under the federal securities laws or regulations; (y) any requirement under the securities laws or regulations of any state; or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares;

provided, however, that this sentence shall not apply to any Losses resulting from the willful misfeasance, bad faith or negligence of the Bank or any Indemnified Party in the performance of such obligations and duties or by reason of its or their reckless disregard thereof.

          (b) The Bank may apply to the Fund at any time for instructions and may consult counsel for the Fund, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Fund until receipt of written notice thereof has been received by the Bank from the Fund.

          (c) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of causes reasonably beyond its control, including acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage, the Bank shall not be liable to the Fund for any damages resulting from such failure to perform or delay in performance, from such causes; provided, however, that the Bank shall be liable for any Losses resulting from the failure of the Bank's proprietary software systems to be Y2K compliant.

          (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable to the Fund for special, incidental or consequential damages, even if advised of the possibility of such damages, under any provision of this Agreement or for any act or failure to act hereunder as contemplated by this Agreement, except as a result of willful misfeasance, bad faith or gross negligence.

          (e) Notwithstanding anything to the contrary in this Agreement, in no event shall the Fund be liable to the Bank for special, incidental or consequential damages, even if advised of the possibility of such damages, under any provision of this Agreement or for any act or failure to act hereunder as contemplated by this Agreement, except as a result of willful misfeasance, bad faith or gross negligence.

          (f) Promptly after the receipt by any party hereto entitled to indemnification hereunder ("Indemnified Person") of notice of any claim or the commencement of any action or proceeding by a third party, such Indemnified Person will, if a claim with respect thereto is to be made against one or more other parties hereto (the "Indemnifying Persons") pursuant to Section 10(a), give each of them (if they are then in existence) written notice of such claim or the commencement of such action or proceeding, provided that failure of the Indemnified Person to give reasonably prompt notice of any claim or claims shall not release, waive or otherwise affect the obligations under this Section 10 of the Indemnifying Persons with respect thereto except to the extent that they can demonstrate actual loss or prejudice as a result of such failure. Unless the Indemnified Persons reasonably believe that the Indemnifying Persons will be unable or not required to fully indemnify the Indemnified Persons for any such claim, action or proceeding, the Indemnifying Persons or any of them may elect to defend against such claim or defend such action or proceeding, at their sole cost and expense, and in such event the Indemnified Persons shall, at their sole expense, have the right to participate in (but not control) the defense through counsel chosen by the Indemnified Persons. So long as the Indemnifying Persons
(i) are in good faith so defending, or (ii) are not given the opportunity to so defend pursuant to the preceding sentence, as the case may be, the Indemnified Persons shall not compromise or settle any such claim without the prior written consent of each of the Indemnifying Persons, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Persons cannot or do not so elect to defend or do not continue to do so in good faith in accordance with the terms of this Section 10(f), the Indemnified Persons may defend such claim or defend such action or proceeding in such manner as the Indemnified Persons may deem appropriate, including, but not limited to, settling such claim or action or proceeding (after giving notice of the same to each of the Indemnifying Persons) on such terms as the Indemnified Persons may deem appropriate, and the Indemnifying Persons will promptly indemnify the Indemnified Persons in accordance with the provisions of Section 10(a). Each party hereto shall cooperate in the defense of any third party claim, action or proceeding that is subject to indemnification under this Section 10. Should any expense be involved (other than a nominal expense) in giving such cooperation, the Indemnifying Persons shall defray such expense.

     11.  Termination of Agreement.
          -------------------------

          (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than one hundred and twenty days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

          Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violated any material provision of this Agreement, provided that the violating party has not cured such violation within sixty (60) days after written notice from the non-violating party of such violation.

          (b) At any time after the termination of this Agreement, the Fund may, upon written request, have reasonable access to the records of the Bank relating to its performance of its duties under this Agreement.

          (c) In the event a majority of non-interested directors of the Fund determines that the performance of the Bank under this Agreement has been unsatisfactory when considered in light of industry standards, or has been adverse to the interests of the Fund's shareholders, the Bank shall have sixty
(60) days after receipt of written notice to such effect to correct its performance. If such corrective action is not taken or is not reasonably satisfactory to such directors, this Agreement may be terminated by the Fund on ten days prior notice.

     12.  Notices. All notices or other communications required or permitted to
          --------
be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally received by the intended recipient or (i) when delivered by messenger or overnight delivery service (with confirmation of receipt), (ii) when delivered via e-mail or telecopier (and immediately confirmed by mail) or (iii) three (3) business days after having been mailed by first class registered or certified mail, return receipt requested, postage prepaid, addressed to the applicable party at its address set forth below or such other or additional address(es) designated by the applicable party to the other party by notice hereunder (with notice of change of address not being valid until actually received).


          If to the Fund:

               Harding, Loevner Funds, Inc.
               50 Division Street, Suite 401
               Somerville, NJ 08876
               Fax #: 908-218-1915
               Attention: Ric Reiter

               With a copy to:

               Jack Murphy
               Dechert Price & Rhoads
               1775 I Street, N.W.
               Washington D.C. 20006
               Fax #: 202-261-3333


          If to the Bank:

               Investors Bank & Trust Company
               200 Clarendon Street, P.O. Box 9130
               Boston, MA 02117-9130
               Fax #: 617-330-6033
               Attention: Carol Lowd, Senior Director, Client Management With a copy to: Andrew S. Josef, Assistant General Counsel

     13.  Confidentiality.  All  books, records, information and data pertaining
          ----------------
to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

     14.  Use of Name.  The Fund shall not use the name of the Bank or any of
          ------------
its affiliates in any prospectus, sales literature or other material relating to the Fund in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be
                    ----------------
unreasonably withheld or delayed.

     15.  Amendments.  This Agreement may not be altered or amended, except by
          -----------
an instrument in writing, executed by both parties.

     16.  Parties.  This Agreement will be binding upon and shall inure to the
          --------
benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement will not be assignable by the Fund without the written consent of the Bank or by the Bank without the written consent of the Fund, authorized and approved by its Board; and provided further that termination proceedings pursuant to Section 11 hereof will not be deemed to be an assignment within the meaning of this provision.

     17.  Captions.  The captions of this Agreement are included for convenience
          ---------
of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     18.  Governing Law. This Agreement and all performance hereunder will be
          --------------
governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions.

     19.  Counterparts.  This Agreement may be executed in any number of
          -------------
counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     20.  Entire Agreement.  This Agreement, together with its Appendices,
          -----------------
constitutes the sole and entire agreement between the parties relating to the subject matter herein and does not operate as an acceptance of any conflicting terms or provisions of any other instrument and terminates and supersedes any and all prior agreements and undertakings between the parties relating to the subject matter herein.

     21.  Limitation of Liability.  The Bank agrees that the obligations assumed
          ------------------------
by the Fund hereunder shall be limited in all cases to the assets of the Fund and that the Bank shall not seek satisfaction of any such obligation from the officers, agents, employees, trustees, or shareholders of the Fund.

     22.  Several Obligations of the Portfolios.  This Agreement is an agreement
          -------------------------------------
entered into between the Bank and the Fund with respect to each Portfolio. With respect to any obligation of the Fund on behalf of any Portfolio arising out of this Agreement, the Bank shall look for payment or satisfaction of such obligation solely to the assets of the Portfolio to which such obligation relates as though the Bank had separately contracted with the Fund by separate written instrument with respect to each Portfolio.


                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.


                              HARDING, LOEVNER FUNDS, INC.



                              By:   /s/ David R. Loevner
                                 ----------------------------------
                                    Name:  David R. Loevner
                                    Title: President


                              INVESTORS BANK & TRUST COMPANY



                              By:   /s/ Andrew M. Nesvet
                                 ----------------------------------
                                    Name:  Andrew M. Nesvet
                                    Title: Senior Director

                                  Appendices
                                  ----------



          Appendix A...........................................  Portfolios


          Appendix B...........................................  Services


          Appendix C...........................................  Fee Schedule

                                  Appendix A


Harding, Loevner Funds, Inc.
----------------------------

International Equity Portfolio
Global Equity Portfolio
Multi-Asset Global Portfolio
Emerging Markets Portfolio